SECURITIES AND EXCHANGE COMMISSION
                 Washington, DC  20549




                        FORM 8-K




                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) July 18, 2001



                    ORBIT E-COMMERCE, INC.
     (Exact name of Registrant as specified in its charter)




Nevada                        001-03323           91-197860
(State or other jurisdiction  (Commission  (I.R.S. Employer
of incorporation or           File number)   Identification
organization)                                       Number)



22nd Floor, 161 Bay Street
Canada Trust Tower, BCE Place
Toronto, Ontario, Canada                           M5J 2S1
(Address of principal                        (Postal Code)
executive offices)



Registrant's telephone number, including area code: (416) 304-0694

Item 5. Other Events.

     On July 18, 2001, Douglas C. Lloyd was elected President and Chief Executive Officer of Orbit E-Commerce, Inc. (the "Company") and its wholly-owned operating subsidiary, Orbit Canada Inc. Prior thereto, Mr. Lloyd held the positions of Vice President and Chief Technology Officer. Mr. Lloyd has been a director of the Company since September 2000. In addition, on July 18, 2001, Donald G. Payne was elected Chief Financial Officer of the Company and became a director.

     Immediately prior thereto, on such date, J. Gordon McMehen, President, Chief Executive Officer and a director of the Company, and Daniel N. Argiros, Vice President, Chief Financial Officer and a director of the Company, resigned from their respective positions effective immediately. In addition, on such date, Robert J. Picard, also a director of the Company, resigned effective immediately.


Item 7.  Financial Statements and Exhibits.


     Exhibits:

               99.1 Press Release dated July 20, 2001.

                       SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              ORBIT E-COMMERCE, INC.
                              (Registrant)


Dated:    July 27, 2001       By:       /s/ Douglas C. Lloyd
                              Name:     Douglas C. Lloyd
                              Title:    President and
                                        Chief Executive
                                        Officer

EXHIBIT 99.1

           FOR IMMEDIATE RELEASE



Orbit Canada Inc., Subsidiary of Orbit E-Commerce Inc.,
Announces That Douglas C. Lloyd Will Resume Positions
Of President And Chief Executive Officer

Toronto 20 July 2001 / Douglas C. Lloyd, the founder of Orbit Canada Inc., a wholly owned subsidiary of Orbit E-Commerce Inc. (OECI: OTCBB), today announced that he will resume the positions of President and Chief Executive Officer at Canada''s leading Voice-Over-Internet-Protocol (VoIP) telecommunications company.

For the last twelve months Mr. Lloyd held the position of Vice President - Technology at Orbit Canada, where, working closely with the Company''s key suppliers, he was focused exclusively on VoIP network design and the build-out of Canada''s first Internet Protocol (IP) network.

Mr. Lloyd will resume the leadership of Orbit as it moves forward on two critical fronts: first, expanding its VoIP network into the United States and internationally, and, second, rolling out a national marketing campaign within Canada.

The Company has appointed Donald G. Payne to the positions of Chief Financial Officer and Director. During the last decade, Mr. Payne, a distinguished figure in Canadian business and finance, built and managed a number of companies in the finance, insurance, and manufacturing industries. Prior to his career as an entrepreneur and company builder Mr. Payne held a number of positions with increasing responsibilities over a 17 year period with Bank of Montreal, culminating in the post of Executive Vice President, Finance and Administration and Chief Financial Officer. In addition to his duties as CFO, Mr. Payne will be responsible for obtaining additional financing for the Company as it expands its unique VoIP network into the United States and internationally.

Effective immediately, J. Gordon McMehen, Chief Executive Officer and Director, and Daniel N. Argiros, Chief Financial Officer and Director, have resigned from their respective positions at Orbit Canada Inc. and Orbit E-Commerce Inc. Robert Picard has resigned from the Board of Directors of Orbit E-Commerce Inc.

In announcing the changes, Mr. Lloyd mentioned that Orbit with its unique phone-to-phone IP network is now positioned to compete with Canada's established telephone companies and, accordingly, is in the process of recruiting telecommunications marketing veterans to lead the sales, marketing, and affinity program development for Orbit''s VoIP-based services. Mr. Lloyd added that the IP-based telecommunications Company is increasing its subscriber base and revenues monthly, and the executive changes announced today will usher in a new period for Orbit as the Company brings the promise of Internet Telephony to more and more Canadian consumers.

About Orbit Canada Inc. / Orbit E-Commerce Inc.

Orbit E-Commerce, through its wholly-owned subsidiary, Orbit Canada, and under the direction of the Company''s founder, Douglas C. Lloyd, has built the world's first pure Voice-Over-The-Internet trans-national telecommunications network that delivers long-distance services (and simultaneous Internet access) in a phone-to-phone format.

The Company's initial "launch" product or service package is a long-distance service which allows Canadians to call anywhere in Canada and continental United States (and have unlimited Internet access, web-hosting, and e-mail) starting at $19.95 (Cdn.). Subscribers to this service can obtain additional Orbit lines for $10.00 per month and the long-distance service is adaptable to either fixed-lines or cellular/wireless phones.

Earlier this month the Company announced its international calling rate plan, a plan which provides Orbit''s subscribers the most cost-effective international long distance calling of any Canadian telephone company. Orbit''s rate plan for international calling can be accessed on Orbit Canada''s web site at: www.orbitcanada.com.

Orbit's VoIP-based network has two network capability/design features that make the Company one of the leaders in the global VoIP industry. The first of these features is that Orbit's network is a "pure" VoIP network with no reliance on or connections to switched-minute or legacy technology networks. This feature ensures that subscribers can enjoy call quality as good or better than the call quality on traditional switched-minute networks, and, furthermore, will allow Orbit to be profitable in an industry where many companies are losing money. The second notable feature of Orbit's network is that it provides services in a phone-to-phone format instead of computer-to-computer or computer-to-phone formats. Orbit's services appeal to consumers because callers can use their own telephones.

The phone-to-phone format allows Orbit to be one of the few VoIP companies to bring the promise of Internet Telephony to millions of households and compete head-on with traditional carriers in the largest segments of the telecommunications market residential long-distance and non-PC business calling. Orbit's network, one which industry observers maintain is one of the largest retail or phone-to-phone VoIP systems anywhere, is one of the few VoIP networks that was designed specifically to carry voice as well as data traffic.

For More Information:
Douglas Lloyd, President and Chief Executive Officer
Orbit Canada Inc.
161 Bay Street, Suite 2220
Toronto, Ontario M5J 2S1
Tel: 416-814-4402 / Fax: 416-368-3937
Web: www.orbitcanada.com


Forward Looking Statements

Forward Looking Statements contained in this press release that are not based upon current or historical fact are forward-looking in nature. Such forward-looking statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties and assumptions including potential issues relating to interoperability, inability to introduce new products, changes in market conditions, government regulations, technological changes and other factors. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.